UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2008, SunPower Corporation, a Delaware corporation (“SunPower”), issued the press release attached as Exhibit 99.1 hereto announcing Marty Neese is joining SunPower as its Chief Operating Officer.  Mr. Neese's appointment will be effective on June 23, 2008.

Prior to joining SunPower, Mr. Neese, 45, served as Executive Vice President, Worldwide Operations for Flextronics International Ltd. since 2007, when Flextronics acquired Solectron Corporation, where he served as Executive Vice President, Operations since 2006.  From 2004 until 2006, he served in various management roles at Solectron, including Executive Vice President, Program Management and Supply Chain Solutions.  From 2000 until 2004, Mr. Neese served in various management roles at Sanmina-SCI, including Vice President Program Management & Sales Operations.

Mr. Neese’s offer letter provides that he will receive an annual salary of $400,000 and, subject to approval by the Compensation Committee (the “Compensation Committee”) of SunPower’s Board of Directors, he will receive two awards under the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Stock Plan”), including 50,000 Restricted Stock Units and a Stock Option to purchase 100,000 shares of class A common stock.  The Restricted Stock Units will vest in equal annual installments over a three-year period, and the Stock Option will vest in equal annual installments over a four year period. Mr. Neese will also be eligible for a target bonus will be equal to 60% of his base salary.  His actual bonus will depend upon both corporate and individual performance.  His offer letter also provides that he will be entitled to a termination payment equal to $1.5 million if his employment is involuntarily terminated without “cause” (to be defined by the Compensation Committee) by SunPower prior to the first vesting date of his equity awards under the Stock Plan.  In addition, his offer letter states that SunPower will provide him with an employment agreement with a change of control provision and confirms that his eligibility will not be prorated for purposes of participating in an annual merit review process and SunPower’s annual evergreen stock award program.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 10, 2008	By: /s/ EMMANUEL HERNANDEZ
Name: Emmanuel Hernandez
Title: Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated June 10, 2008